Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen Fixed Income Trust:

We consent to the use of our report, dated June 29, 2009, with respect to the financial statements of the Evergreen Core Plus Bond Fund, a series of Evergreen Fixed Income Trust, as of April 30, 2009, incorporated herein by reference, and to the references to our firm under the headings “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 26, 2010